Exhibit 99.1

Press Release of Community Valley Bancorp Dated January 27, 2010

Community Valley Bancorp Announces Retirement of President & CEO and Appointment of New President & CEO

Chico, CA (1-27-2010) — Keith Robbins, longtime president and CEO of Community Valley Bancorp and CEO of Butte Community Bank, retired from the daily management of the Company as of December 31, 2009.  Robbins, 67, who has been at the helm since 1990, announced his retirement at a gathering of bank employees last month.

Though retiring from his duties as president and CEO of Community Valley Bancorp, the parent company of Butte Community Bank and Butte Community Insurance Agency, Robbins will continue to serve on the board of directors and do consulting work in asset and liability management for the bank.

“I won’t be participating in the daily operation of the bank, but will continue in my role as a director and help tackle some challenges in our special assets department. I’ll maintain an office and schedule, but with more free time to concentrate on the future,” commented Robbins. “I leave Butte Community Bank in capable hands and with absolute confidence that our signature brand of banking will continue.”

“If you take a look around, it doesn’t take long to see the contributions that Keith Robbins has made to the North State,” observed Don Leforce, board chairman of Community Valley Bancorp. “His hard work and dedication have helped create a dynamic and prosperous community with an enviable quality of life.”

John Coger has been named to replace Robbins as the new president and chief executive officer of Community Valley Bancorp and of Butte Community Bank.   Regulatory approval was received on January 21, 2009.  In addition to being a board member, he is also the chairman of the Asset Liability Committee and was the driving force behind the formation of Butte Community Bank in 1989.

A resident of Butte County for the last 22 years, Coger began his banking career in Southern California.  He has spent over 38 years in banking.  Coger has been active in coaching youth sports and has served on the board of the Boy’s and Girl’s Club of the North Valley and is a member of the Rotary Club of Chico.

“John’s proven track record in finance and operations speaks for itself. John is bright, talented and dedicated to the future success of Community Valley Bancorp,” said Leforce. “He will continue build upon the bank’s vision, high quality service and strong relationships within the communities we serve.”

In other news, Barbara Crouse was named senior vice president and CFO of the Company and Bruce Barnett, formerly the bank’s chief information officer, was promoted to chief administrative officer of the bank.

About Community Valley Bancorp

Community Valley Bancorp (OTC BB: CVLL.OB) is the parent company of Butte Community Bank, a progressive Northern California bank that combines traditional deposit and lending services with innovative banking solutions, and Butte Community Insurance Agency, LLC, a full-service insurance agency offering all lines of coverage from auto and health to commercial and farm packages.

Founded in 1990, Butte Community Bank is California state-chartered with 14 branches in eleven cities including Anderson, Chico, Colusa, Corning, Magalia, Oroville, Paradise, Red Bluff, Redding, Yuba City and Marysville. It also operates a loan production office in Citrus Heights. Community Valley Bancorp has headquarters in Chico, California.

For more information visit: www.communityvalleybancorp.com

Forward Looking Statement Disclosure

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Community Valley Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Company’s expectations regarding future events and developments and are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the Company’s future financial results and performance. This could cause results of performance to differ materially from those expressed in the Company’s forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. All forward-looking statements are representative only on the date hereof.

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